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EXHIBIT 16.1

                         Thomas Leger & Co., L.L.P. Certified Public Accountants



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Re: American Oriental Bioengineering, Inc.
Commission File #0-29015

Dear Sir/Madam:

Thomas Leger & Co., L.L.P. ("TLC") previously was engaged by American Oriental Bioengineering, Inc. (the "Company") as the Company's principal accountants. Except as set forth below, we agree with the statements contained in Item 4 of the Company's Form 8-K regarding an event occurring on February 6, 2004:

- TLC agrees with the Company's statement in paragraph one of Item 4 that TLC resigned on February 6, 2004.

- TLC is not in a position to agree or disagree with the Company's statements in paragraph one of Item 4 regarding recommendation and approval of the Company's Board of Directors regarding the Company's engagement of Weinberg & Company, P.A.

- TLC has had no contact from Weinberg & Company, P.A. regarding the Company.

- TLC is not in a position to agree or disagree with the Company's statements in paragraph five on Item 4 regarding consultation between the Company and Weinberg & Company, P.A.


Very Truly Yours,


/s/ Thomas Leger & Co., L.L.P.
--------------------------------
Thomas Leger & Co., L.L.P.
Houston, Texas
February 12, 2004